UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2023 (June 08, 2023)

Moelis & Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36418	46-4500216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 4th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 883-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 8, 2023, the Company held its annual meeting of stockholders. (b) At the meeting, stockholders voted on proposals (1) to elect five directors to the Company’s board of directors; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers and (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Following is the final tabulation of votes cast at the meeting.

Proposal 1:

Election of Directors to the board of directors:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Kenneth Moelis	99,470,703	2,511,777	40,690	6,247,446
Eric Cantor	100,151,968	1,830,098	41,104	6,247,446
John A. Allison IV	85,082,902	16,876,004	64,264	6,247,446
Kenneth L. Shropshire	88,049,453	13,909,921	63,796	6,247,446
Laila Worrell	101,082,699	918,274	22,197	6,247,446

Proposal 2

The non-binding, advisory vote on executive compensation was approved, on an advisory basis, based upon the following final tabulation of votes:

For	94,839,248
Against	7,106,968
Abstain	76,954
Broker Non-Votes	6,247,446

Proposal 3

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 was ratified, based upon the following final tabulation of votes:

For	104,829,088
Against	3,401,965
Abstain	39,563
Broker Non-Votes	0

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

Date: June 09, 2023	By:	/s Osamu Watanabe
	Name:	Osamu Watanabe
	Title:	General Counsel and Secretary